EXHIBIT 10.14.7

CONFIDENTIAL TREATMENT REQUESTED

Fifth Amendment (“AMENDMENT”) to

Portal and Advertising Services Agreement

This Fifth Amendment is entered into and effective as of November 20, 2017 (the “Amendment Effective Date”), by and between AT&T Services, Inc., for and on behalf of its operating Affiliates, and Synacor, Inc., and hereby amends the Portal and Advertising Services Agreement, as amended (the “Portal Agreement”), between them which has an effective date of May 1, 2016, as set forth below. Capitalized terms used, but not defined in this Amendment shall have the meanings ascribed to them in the Portal Agreement.

WHEREAS, AT&T has requested that Synacor include thumbnail images on the Portal (“[*] Content”), and that Synacor obtain a license from [*] (“[*]”) for such purpose;

WHEREAS, AT&T desires to improve the toolsets that are made available to the Portal editors to create and program webpages across the Portal, and the Parties will obtain such Web CMS toolset (the “Toolset”) [*] (“[*]”);

WHEREAS, in connection with the use of the Toolset, AT&T has asked Synacor to enter into an agreement with [*] (“[*]”) for the hosting of the Toolset for [*] use on the Portal;

WHEREAS, the Parties desire to set forth in this Amendment certain terms and conditions with regard to the (a) license and display of the [*] Content on the Portal and related matters and (b) the hosting of the Toolset on the Portal and related matters; and

WHEREAS, AT&T has asked Synacor make customizations to the CMS by way of an external vendor contracted by Synacor (“[*]”);

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	[*]

(a)

[*] Agreement and Display of [*] Content. Synacor currently has an agreement with [*], as a Synacor Agent, for the license and display of the [*] Content on Synacor client sites hosted by Synacor (the “[*] Agreement”). The [*] Content, products and services of [*] ordered by Synacor under the [*] Agreement for display on the desktop version of the Portal are hereinafter referred to as the “[*]-AT&T Services.”

(b)	Term.

(i)	The current term of the [*] Agreement continues until [*] (“Initial Term”), and [*]

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(each a “Renewal Period”), unless Synacor or [*] provides written notice of termination to the other party at least [*] prior to expiration of the then-current term.

(ii)

If [*] has included modifications to the renewal of the [*] Agreement which relate to [*] or that otherwise materially impact the [*]-AT&T Services, then, Synacor promptly will notify AT&T of such changes, and the Parties will determine whether to continue using the [*]-AT&T Services under such new terms or to cease such use during the Renewal Period. If AT&T chooses to continue use of the [*]-AT&T Services during the Renewal Period, then the terms of this Amendment shall continue to govern such Renewal Period, provided, that the terms will be updated to reflect any new terms agreed to [*] under the renewed [*] Agreement. Email confirmation by the Parties of such updated [*] terms will be sufficient to establish the Parties’ agreement of such terms (with Synacor’s designated email address for such purpose being: [*] and AT&T’s designated email address for such purpose being [*] (or such successor email as designated by AT&T)).

(iii)

AT&T also may notify Synacor at any time of its desire to cease the [*]-AT&T Services and display of the [*] Content on the Portal and Synacor will comply with such notice promptly after receipt thereof, [*].

(iv)	If [*] terminates the [*] Agreement for any reason, Synacor will promptly notify AT&T of such termination of the [*] Agreement.

(v)

If, prior to the scheduled expiration date, the [*] Agreement is terminated by [*] for any reason (other than breach of that agreement by Synacor through no fault of AT&T or the AT&T Agents), Synacor will only be obligated to [*] to the extent, if any, [*] provides a [*], in which case, [*]. If [*] terminates the [*] Agreement as a result of Synacor’s breach of the [*] Agreement, Synacor will [*], if any) [*] for the then current term for [*] Services that were not rendered as a result of such termination, [*].

(c)	Fees; Payment; Overage.

(i)

The fees for the Initial Term of the [*] Agreement shall be [*] Content through the Portal in accordance with the table below, which [*] shall be [*] that will apply to AT&T. Such fees shall be [*] by Synacor to AT&T

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[*]. It is understood that fees have begun accruing for usage on the Portal since initial Portal launch.

Tier [*]Cost [*]

[*]

(ii)

Synacor will pay all invoices to [*] as they become due.  Synacor will then invoice AT&T for amounts due for the [*]-AT&T Services based on the above Table, plus any applicable Taxes (“[*] Fees”). AT&T will pay the [*] Fees to Synacor by either (a) deducting the monthly portion of the [*] Fees from the AT&T Revenue Share or (b) remitting payment to Synacor, within [*] days of AT&T’s receipt of invoice from Synacor. If AT&T exercises option (a), Synacor will report each applicable deduction in the applicable Synacor Monthly Revenue Report delivered under Exhibit 22 of the Portal Agreement, together with accompanying back-up documentation evidencing such amount.

(iii)

The Parties anticipate that the [*] Fees will not exceed [*] in any given month. If this amount is exceeded, the Parties will pay amounts owed for such services in accordance with clause 1(c) (ii) above, and Synacor will include any such overage amount in the reports described in clause 1(c) (ii) above, together with accompanying back-up documentation evidencing such amount. Thereafter, [*]-AT&T Services on the Portal, and will provide Synacor with [*]-AT&T Services.

2.	[*] Web CMS Toolset; [*] Services.

(a)

Toolset. Synacor has obtained a license to integrate into, and use [*] freeware Toolset for, the Portal [*]. Synacor is free to use the Toolset however it determines for the benefit of any other Synacor customer.

(b)

Hosting and Related Services. Synacor has entered into an agreement with [*] (the “[*] Agreement”), as a Synacor Agent, for [*] to provide hosting of the Toolset and related storage, CDN, DDoS/firewall, support, maintenance and other infrastructure support (the “[*] Services”). The [*] Services ordered by Synacor under the [*] Agreement in connection with the Portal, including Synacor and AT&T personnel’s use thereof, are hereinafter referred to as the “[*]-AT&T Services.” Synacor shall contractually require [*] to perform the [*]-AT&T Services consistent with the applicable requirements for Services specified in the Portal

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Agreement. Additionally, Synacor will provide the [*]-AT&T Services in accordance with the service level commitments made by [*] under the [*] Agreement. To the extent Synacor receives any service level or performance [*] from [*] in connection with any service level failure by [*] which impacts the [*]-AT&T Services, Synacor will [*] to AT&T. Any [*] will be Synacor’s sole liability, and AT&T’s sole remedy for any failure to meet the [*] service level commitment.

(i)

The initial term of the [*]-AT&T Services under the [*] Agreement [*] (“[*] Initial Term”), and the [*]-AT&T Services automatically renew for [*] (each an “[*] Renewal Period”), unless Synacor or [*]. [*]-AT&T Services, the Parties currently intend to [*]-AT&T Services [*]. Within [*] prior to the scheduled expiration of the [*] Initial Term, Synacor will contact AT&T so the Parties can determine [*]. If the Parties determine to [*]-AT&T Services, Synacor will provide [*]. If, however, the Parties decide to [*]-AT&T Services to [*], Synacor will allow the [*]-AT&T Services to do so [*].

(ii)

The Parties will memorialize their agreement regarding [*] of the [*]-AT&T Services by email (with Synacor’s designated email address for such purpose being: [*] and AT&T’s designated email address for such purpose being [*] (or such successor email as designated by AT&T)).

(iii)

AT&T may notify Synacor at any time of its desire to cease the [*]-AT&T Services if AT&T is dissatisfied with the [*]-AT&T Services, and Synacor promptly will cease such use of the [*]-AT&T Services; provided that, AT&T will be responsible for any [*] Fees owed [*] for the [*]-AT&T Services for the balance of the then-current term, [*] in Section 2(c)(iii) below.

(iv)

If, prior to the scheduled expiration of the [*] Initial Term or [*] Renewal Term, as the case may be, [*] terminates the [*]-AT&T Services, Synacor will promptly notify AT&T of such termination. If such termination is for any reason other than breach of the [*] Agreement by Synacor through no fault of AT&T or the AT&T Agents, Synacor will only be obligated to [*] AT&T [*] to the extent, if any, [*], in which case, [*]. If [*] terminates the [*]-AT&T Services as a result of Synacor’s breach of the [*] Agreement, Synacor will [*]

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to Synacor for the [*]-AT&T Services for the then current term for [*]-AT&T Services that were not rendered [*].

(c)	Fees; Payment; Overage.

(i)

The total fees charged by [*] for the [*]-AT&T Services during the [*] Initial Term are [*]. AT&T will pay [*] for the [*]-AT&T Services, which shall be [*] of any applicable Taxes set forth on an invoice provided [*] (“[*] Fees”).

(ii)

Synacor will pay all invoices to [*] as they become due.  After Synacor pays an invoice, AT&T will pay the [*] Fees to Synacor by either (a) deducting the monthly portion of the [*] Fees from the AT&T Revenue Share or (b) remitting payment to Synacor, within [*] of AT&T’s receipt of each invoice from Synacor. If AT&T exercises option (a), Synacor will report each applicable deduction in the applicable Synacor Monthly Revenue Report delivered under Exhibit 22 of the Portal Agreement, together with accompanying back-up documentation evidencing such amount.

(iii)

During the [*] Initial Term and, if the Parties agree to enter into [*] Renewal Period (pursuant to Section 2(b) above), the [*] Fees payable by AT&T shall [*], respectively. [*], Synacor will be responsible for payment of [*], and shall [*] such amounts from the next due AT&T Revenue Share.

3.	CMS Customizations.

(a)

Synacor has contracted with [*] to perform software development on the [*] Web CMS Toolset. Most recently, at AT&T’s request, Synacor engaged [*] to provide software development services consisting of [*] working for a total of approximately [*] so that Synacor can deliver [*] Web CMS customizations (“CMS Customizations”). As of the Amendment Effective Date all [*] engagements have been completed.  The total cost of the most recent engagement in which [*] provided CMS Customizations was [*], all of which has been paid by Synacor to [*].  AT&T hereby agrees to [*]. Promptly after the Amendment Effective Date Synacor will invoice AT&T for such amount, and AT&T shall pay such invoice within [*] of receipt from Synacor.

(b)

If AT&T and Synacor mutually agree that further CMS Customizations are required, the Parties will use commercially reasonable best efforts to reach agreement on terms thereof.  In the absence of an agreement defining terms for Synacor’s continued CMS Customizations, such software development tasks will be done by the Portal Teams in accordance with Section 7.2 of the Portal Agreement.

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4.	Miscellaneous.

(a)

Except as set forth in this Amendment all other terms of the Portal Agreement remain unchanged. In the event of a conflict between the terms of this Amendment and the terms of the Portal Agreement, the terms of this Amendment shall control.

(b)

Unless expressly provided otherwise herein: (i) all rights and remedies granted to each Party under this Amendment or the Portal Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party in this Amendment or the Portal Agreement, at law or in equity; and (ii) termination or expiration of this Amendment or the Portal Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, in connection with any of its rights accrued or otherwise existing up to the date of such termination or expiration.

(c)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page]

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers or representatives as of the Amendment Effective Date.

SYNACOR, INC.

By: _/s/ Himesh Bhise___________

Name: _Himesh Bhise___________

Title:  _Chief Executive Officer___

Date: _11-20-17________________

AT&T SERVICES, INC.

(for and on behalf of its operating Affiliates)

By: _/s/ Benjamin Carroll_________

Name: _Benjamin Carroll_________

Title: _AVP____________________

Date: _11/20/17_________________